SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 1, 2000
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                        Generex Biotechnology Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      000-25169                82-049021
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(State or other jurisdiction          (Commission             (IRS Employer
    of Incorporation)                 File Number)          Identification No.)



33 Harbor Square, Suite 202, Toronto, Ontario Canada                M5J 2G2
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      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code            416/364-2551
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          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     The Registrant increased the size of its Board of Directors from four to six members effective March 1, 2000. Iain Brown and William M. Hawke, M.D. were elected directors of the Registrant to fill the vacancies thus created.

     Iain Brown, age 59, has over forty years experience in banking and asset management, and presently serves as Chief Executive Officer of Fidra Holdings Ltd., an asset management firm located in Nassau, The Bahamas. From September 1989 to November 1997, Mr. Brown served as President of First National Bank, Turks & Cacos Island. Prior to September 1989, he was employed in various capacities with affiliates of Standard Chartered Bank in the Far East and Europe, retiring in September 1987 as President and Chief Executive Officer of Standard Chartered Bank Canada, headquartered in Toronto.

     William M. Hawke, age 59, has approximately thirty years experience as a medical researcher, educator and practitioner. Dr. Hawke presently is a Professor in the Departments of Otolaryngology and Pathology at the University of Toronto, and is on the staff of the Departments of Otolaryngology at St. Joseph's Health Center, The Toronto Hospital and Mount Sinai Hospital, all located in Toronto, Ontario.

     The Registrant's Board of Directors also has formed an Audit Committee. Mr. Brown and Dr. Hawke were elected to the Committee. The third member of the Committee is E. Mark Perri, the Registrant's Chief Financial Officer, who is a member of the Committee ex officio.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENEREX BIOTECHNOLOGY CORPORATION



Dated:   March 1, 2000                     By: /s/ E. Mark Perri
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                                               E. Mark Perri, Chairman and CFO